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Exhibit 10.16

NONQUALIFIED STOCK OPTION AGREEMENT

        THIS AGREEMENT (this "Agreement"), made as of the    th day of            , 200            (the "Grant Date"), between Telewest Global, Inc., a Delaware corporation (the "Company"), and            (the "Optionee").

        WHEREAS, the Company has adopted the Telewest Global, Inc. 2004 Stock Incentive Plan (the "Plan") in order to grant equity compensation to (among others) directors, officers and employees of the Company and its Subsidiary Corporations; and

        WHEREAS, the Company's Compensation Committee (the "Committee") has determined to grant an Option to the Optionee as provided herein;

        NOW, THEREFORE, the parties hereto agree as follows:

  1.
  Grant of Option.

        The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of                        whole Shares subject to, and in accordance with, the terms and conditions set forth in this Agreement and in the Plan. The Option is not intended to qualify as an Incentive Stock Option. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

  2.
  Purchase Price.

        The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be $            per Share (the "Option Price").

  3.
  Duration of Option.

        The Option shall be exercisable to the extent and in the manner provided herein for a period of ten years from the Grant Date (the "Term"); provided, however, that the Option may terminate earlier as provided in Section 6 hereof.

  4.
  Exercisability of Option.

        Subject to Section 6 hereof and to the Plan, the Option shall become exercisable at the first meeting of the stockholders of the Company occurring after the Grant Date; provided, that the Option shall become fully exercisable immediately prior to the occurrence of an Acceleration Event to the extent then unexercisable.

  5.
  Manner of Exercise and Payment.

          5.1   Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice to the Company at its principal executive office. Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse on this Agreement a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

          5.2   The notice of exercise described in Section 5.1 shall be accompanied by the full purchase price for the Shares in respect of which the Option is being exercised, in cash or by check or, if indicated in the notice, such payment shall follow by check from a registered broker acting as agent on behalf of the Optionee.

          5.3   Upon receipt of notice of exercise, full payment for the Shares in respect of which the Option is being exercised, and full satisfaction of the Optionee's obligation for Withholding Taxes

  (as hereinafter defined), the Company shall take such action as may be necessary to effect the transfer to the Optionee of the number of Shares subject to such exercise.

          5.4   The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.

  6.
  Termination of Employment.

          6.1   Upon termination of the Optionee's services to the Company for any reason, any portion of the Option which is not exercisable as of the date of such termination shall be automatically forfeited as of the date of such termination. Upon termination of the Optionee's services to the Company for Cause, any unexercised portion of the Option (whether exercisable or not exercisable) shall be automatically forfeited as of the date of such termination.

          6.2   Upon termination of the Optionee's services to the Company for any reason other than for Cause, the portion of the Option that is exercisable as of the date of such termination shall remain exercisable for six months following the date of such termination (but not beyond the end of the Term).

  7.
  Non-transferability.

        The Option shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act). During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or his or her legal guardian or legal representatives.

  8.
  No Right to Continued Services.

        Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of services to the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Optionee's services at any time. The rights and obligations of an Optionee under the terms and conditions of the Optionee's office shall not be affected by his or her participation in the Plan or any right he or she may have to participate in the Plan. The Optionee waives all and any rights to compensation or damages in consequence of the termination of his or her office with the Company and its Affiliates for any reason whatsoever insofar as those rights arise, or may arise, from his or her ceasing to have rights under or be entitled to exercise the Option as a result of such termination or from the loss or diminution in value of such rights or entitlements.

  9.
  Withholding of Taxes.

        The Optionee shall make arrangements satisfactory to the Company to pay the federal, state, local and non-U.S. income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to the exercise or other settlement of the Option prior to the issuance of any Shares subject to the Option or other payment or distribution made pursuant to the Option.

  10.
  Optionee Bound by the Plan.

        The Optionee hereby acknowledges receipt of a copy of the Plan and agrees that the Optionee and the Option shall be bound by all the terms and provisions thereof.

  11.
  Modification of Agreement.

        This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

  12.
  Severability.

        Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

  13.
  Governing Law.

        The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

  14.
  Successors in Interest.

        This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's heirs, executors, administrators and successors. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.

[signature page follows]

        IN WITNESS WHEREOF, the parties have entered into this Agreement, effective as of the Grant Date.

TELEWEST GLOBAL, INC.

Optionee
By:

Its:

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  Exhibit 10.16
NONQUALIFIED STOCK OPTION AGREEMENT